SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 1, 2014

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street Ionia, Michigan	48846 (Zip Code)
(Address of principal executive office)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 1, 2014 the Registrant entered into a Securities Purchase Agreement (“SPA”) with EJF Capital LLC.  Under the terms of the SPA, the Registrant purchased 5,000 shares of trust preferred securities (liquidation amount of $1,000 per security) that were issued by IBC Capital Finance IV, a special purpose entity whose common stock is owned by the Registrant.  The trust preferred securities will be retired along with certain related common stock issued by IBC Capital Finance IV and subordinated debentures issued by the Registrant.  The Registrant paid $4.5 million for the trust preferred securities that had a par value of $5.0 million, as well as $0.033 million in accrued and unpaid interest.  The Registrant has recorded a gain on the extinguishment of debt of $0.5 million in the fourth quarter of 2014.  Additionally, the Registrant expects this transaction to improve its net interest income by approximately $0.143 million annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	December 2, 2014	By	s/Robert N. Shuster
Robert N. Shuster, Principal Financial Officer